UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2016

Enhance Skin Products Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52755	84-1724410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno NV	80246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 306—2493

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 – Changes in Registrant’s Certifying Accountant.

a) Resignation of Seale & Beers, CPAs

Enhance Skin Products Inc. (the “Company”) was notified by its independent registered public accounting firm, Seale & Beers, CPAs (“Seale & Beers”) that it was being acquired by AMC Auditing, LLC. As a result, effective November 24, 2016 Seale & Beers resigned as the Company’s independent registered public accounting firm.

The audit reports of Seale & Beers on the financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Seale & Beers, dated July 21, 2016 on the consolidated financial statements of the Company as of and for the fiscal years ended April 30, 2016 and April 30, 2015 noted that the Company has minimal revenues, has negative working capital at April 30, 2016, has incurred recurring losses and recurring negative cash flow from operating activities and an accumulated deficit which raises substantial doubt about its ability to continue as a going concern and the audit report of Seale & Beers, dated July 23, 2015 on the consolidated financial statements of the Company as of and for the fiscal years ended April 30, 2015 and April 30, 2014 noted the Company has minimal revenues, has negative working capital at April 30, 2015, has incurred recurring losses and recurring negative cash flow from operating activities and an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.

During the fiscal years ended April 30, 2016 and April 30, 2015, and the subsequent period through July 31, 2016, and in connection with the audit of the Company’s financial statements for such periods, there were no disagreements with Seale & Beers, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Seale & Beers’ satisfaction, would have caused Seale & Beers to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years.

During the fiscal years ended April 30, 2016 and April 30, 2015, and the subsequent period through July 31, 2016, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses reported in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with respect to such periods.

The Company has provided a copy of this Form 8-K to Seale & Beers and requested Seale & Beers to furnish a letter as required by Item 304(a)(3) of Regulation S-K. A copy of letter from Seale & Beers dated November 24, 2016 is attached hereto as Exhibit 16.1 to this Report.

(b) Engagement of AMC Auditing, LLC

On November 24, 2016 (the “Engagement Date”), the Registrant’s Board of Directors approved the appointment of and engaged AMC Auditing, LLC, 8250 W. Charleston Blvd., Suite 100, Las Vegas, Nevada 89117, as the Registrant’s independent registered public accounting firm. During the Company’s fiscal years ended April 30, 2016 and April 30, 2015, and the subsequent period through the Engagement Date, the Company did not consult with, nor did anyone on its behalf consult with, AMC Auditing, LLC regarding either (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.

16.1              Letter of Seale and Beers, CPAs dated November 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enhance Skin Products Inc.

By:	/s/ Donald Nicholson
Donald Nicholson
President/CEO, Principal Executive Officer

Dated: November 28, 2016